FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment"), is entered into as of the 13 day of December, 1996, by and between LINCOLN PROPERTY COMPANY N.C., INC., a Texas CORPORATION ("Purchaser"), and LABROC II LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale dated December 6, 1996 ("Agreement") for the purchase and sale of the property commonly known as Denver Centerpoint, located in Denver, Colorado.

     B.   Purchaser and Seller now desire to amend the Agreement as follows:

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Purchase Price, as defined in Paragraph 1 of the Agreement, is hereby changed to $15,000,000.

     2. The Inspection Period (as defined in Paragraph 7.1 of the Agreement) has expired.

     3. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                         PURCHASER:

                         LINCOLN PROPERTY COMPANY N.C., INC., a Texas corporation

                         By:  /s/ Barry DiRaimundo/abf
                              -----------------------------------
                         Name:
                              -----------------------------------
                         Its:     Vice President
                              -----------------------------------


                         SELLER:

                         LABROC II LIMITED PARTNERSHIP, an Illinois limited partnership, its general partner

                         By:  Balcor Equity Partners-II, its general partner

                              By:  The Balcor Company, its general partner

                              By:  /s/ John K. Powell, Jr.
                                   ------------------------------------
                              Name:    John K. Powell, Jr.
                                   ------------------------------------
                              Its:     Senior Vice President
                                   ------------------------------------
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